The securities of Sound Revolution Inc. have not been registered under the Securities Act of 1933 (the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the US Securities Act.
Merger Agreement Term Sheet

Parties:
Sound Revolution Inc., a Delaware corporation (“Sound Revolution”), and On4 Communications, Inc., an Arizona corporation (“On4”), hereby agree to merge into one corporation according to the terms and conditions described below (the “Merger”).

This document outlines the principal terms and conditions of the merger between Sound Revolution and On4 (the “Agreement”). The terms and conditions outlined in this document, once signed by both parties, will constitute a binding agreement.  It is the intention of the parties to enter into a longer form agreement governing the Merger.  Until a longer form agreement is entered into, this document shall govern the relationship between the parties.

Structure:	The parties shall complete the Merger in accordance with the provisions of the Arizona Revised Statutes and the Delaware General Corporation Law as applicable to the respective companies.

Consideration:
Sound Revolution shall be the surviving entity.  Pursuant to the merger, each common share of On4 shall be converted into one common share of Sound Revolution and each preferred share of On4 shall be converted to one common share of Sound Revolution.

Certain outstanding stock options and warrants of On4, as designated by On4, will be assumed by Sound Revolution upon completion of the Merger (the “Merger Closing”) and converted into options and warrants to purchase Sound Revolution stock with identical vesting provisions.

Conditions Precedent:
Prior to the Merger Closing:
• Sound Revolution shall have raised a minimum of US$400,000 through a private placement of units at US$0.15 per unit, each unit comprised of one common share and one half warrant to purchase one common share at a price of US$1.00 for a period of 12 months (the “Units”). The warrants shall be subject to an acceleration clause whereby Sound Revolution will have the right to accelerate the exercise of the options via a press release notice should the share price exceed US$1.15 for seven consecutive trading days.
• Both parties shall submit the Merger to a vote of their shareholders and obtain approval from holders of a majority of both parties’ respective voting shares once $400,000 has been raised by Sound Revolution.
• Sound Revolution shall have forwarded to On4 a bridge loan of at least US$250,000 with no interest. On4 shall return the entire amount of the bridge loan if the merger agreement is terminated.
• Sound Revolution shall enter into a Convertible Note in the amount of US$95,000 with Penny Green, the majority shareholder, CEO, a Director and the sole officer of Sound Revolution, which shall be convertible into common stock at US$0.10 at the option of the holder, and which shall be due in seven months (the “Note”), and which shall be reduced to US$75,000 if On4 incurs legal fees in excess of US$10,000 in connection with the Merger.
• Sound Revolution will have transferred all of its assets and debts, other than the Note and any debt owing to Penny Green, to its wholly owned subsidiary, Charity Tunes Inc., a Delaware company.
• Sound Revolution and On4 will have received necessary approval for the Merger from shareholders, and have taken all steps to complete the Merger as required by applicable corporate and securities rules and regulations Sound Revolution will not have issued any securities other than the Note and the Units, unless such issuance had been approved in writing by On4.

Details:
Upon the Merger Closing, the following shall apply to the surviving entity (the “New Entity”):
• It shall adopt the articles and bylaws of Sound Revolution, except that the name of the surviving entity shall be On4 Communications, Inc
• the directors shall be Cameron Robb and Gordon Jessop
• Cameron Robb shall be the CEO
• The head office shall be located at the location designated by On4

Upon the Merger Closing:
• Charity Tunes Inc. shall be sold to Bacchus Filings Inc., a company controlled by Penny Green, in consideration for which Bacchus Filings Inc. shall assume the entire amount of loan owing to Penny Green, exclusive of the Note, which shall result in a debt to be assumed by Bacchus Filings Inc. of approximately $335,000 which represents the remaining debt currently owed by Sound Revolution; and
• 17,000,000 common shares of Sound Revolution in the name of Bacchus Entertainment Ltd. shall be cancelled:
• the only debt carried from Sound Revolution remaining will be the Note.

At or after the Merger Closing:
• all On4 deferred or accrued salaries shall be limited to an amount representing not more than 30 days of pay to each employee, and in some instances it will be required for employees and consultant to convert such accrued salary to shares.
• all notes payable by On4 in excess of US$100,000 shall be converted to equity at a price to be mutually agreed on by On4 and the specific creditor or receive a repayment extension of no less than six months and with an annual interest rate not to exceed 12%.

Shareholder Approval:	Selected insiders and other stockholders of Sound Revolution and On4 have agreed to vote for this transaction.

Long Form Agreement:
The parties shall negotiate to enter into a long form agreement which shall contain additional representations, warranties and covenants of Sound Revolution and On4 customary in a transaction of this nature.  The parties shall make good faith efforts to enter into a long form agreement within 35 days of this agreement.  This document shall govern the terms of the merger until such long form agreement has been entered into.

Termination Events:
This merger agreement will be terminable upon the occurrence of any one of the following events:
• By mutual consent and such consent will not be unreasonably withheld;
• By either party, after 30 days, if Sound Revolution has not raised a minimum of US$400,000 pursuant to a private placement issuance of the Units, in accordance with the terms as set out in the term sheet attached as Exhibit A; or
• By On4, after 30 days, if Sound Revolution has not forwarded to On4 a minimum of US$50,000 as an interest free bridge loan, to be repaid only upon the termination of the Merger.

Sound Revolution Covenants
Sound Revolution covenants as follows:
• It shall act in good faith in attempting to raise capital according to the Financing Term Sheet attached hereto as Exhibit A (the “First Financing”) which is subject to a minimum of $400,000 and a maximum of $750,000
• Upon receiving private placements in the amount of a minimum of $400,000, Sound Revolution shall complete the First Financing, of which the proceeds shall be used as follows:
• $150,000 shall be repaid to Penny Green towards the outstanding loans owed to her by Sound Revolution
• The balance of the net proceeds of the First Financing may be immediately provided to On4 as a non interest bearing loan, to be repaid only upon termination of the merger
• After completion of the First Financing, if requested by On4 to raise additional capital, Sound Revolution shall act in good faith in attempting to raise capital according to the Financing Term Sheet attached hereto as Exhibit B (the “Second Financing”) which, when combined with the total amount raised in the First Financing, shall not exceed a maximum of $1,500,000.  The proceeds of the Second Financing shall be held in trust pending the Merger Closing.
• Other than pursuant to First Financing, the Second Financing and the Note, Sound Revolution shall not issue any securities or enter into any agreement unless the issuance or the agreement has first been approved in writing by On4

Independent Legal Advice:
Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this Agreement prior to execution of this Agreement and further acknowledges that it fully understands this Agreement.  On4 and the On4 Shareholders acknowledge that counsel for Sound Revolution does not represent the interests of On4 or its shareholders.

Registration:
Common shares of Sound Revolution issued to On4 shareholders are granted registration rights covering the resale of the shares, whereby Sound Revolution is obligated to use its best efforts to register the resale of the shares by filing a registration statement with the Securities and Exchange Commission under the United States Securities Act of 1933 (the “Registration Statement”) within 30 days of the Merger Closing.  Each of the On4 shareholders shall be entitled to have up to 30% of his or her common shares of Sound Revolution included on the Registration Statement, except that no one person shall be entitled to have more than 10% of the total amount of shares registered on the Registration Statement.

Representations and Warranties Of Sound Revolution:
Sound Revolution represents and warrants to ON4 that:

1. Sound Revolution is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Sound Revolution is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Sound Revolution owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Sound Revolution taken as a whole.

2. To the best knowledge of Sound Revolution, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Sound Revolution or which involves any of the business, or the properties or assets of Sound Revolution that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Sound Revolution taken as a whole (a “Sound Revolution Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Sound Revolution Material Adverse Effect.

a) For a period of 6 months following the Merger Closing, Penny Green agrees to personally indemnify and to hold harmless Sound Revolution and On4, their affiliates, and their respective officers, directors, agents and employees, against any and all losses and damages to the extent any such losses or damages are due to a judgment entered against Sound Revolution with regard to an agreement entered into by Sound Revolution before the Merger Closing and up to a maximum of US$500,000.  Penny Green, in her sole discretion, shall select counsel to defend any action pursuant to this indemnity. Sound Revolution hereby covenants not to settle or compromise any claim or cause of action for which indemnification is sought from Penny Green without the written permission of Penny Green. The obligation of Penny Green to so indemnify Sound Revolution is expressly contingent upon Sound Revolution notifying Penny Green, in writing, within seven (7) calendar days after Sound Revolution knows, or reasonably should have known, of any claim, complaint, potential cause of action or proceeding. Failure by Sound Revolution to timely notify Penny Green shall relieve Penny Green of her obligation to so indemnify Sound Revolution. Penny Green shall have no obligation to indemnify Sound Revolution should any such losses or damages result, in whole or in part, from acts, omissions, willful misconduct or gross negligence of Sound Revolution, its affiliates, officers, directors, agents and employees after the Merger Closing.

3. Sound Revolution has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Sound Revolution Documents”) to be signed by Sound Revolution and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Sound Revolution Documents by Sound Revolution and the consummation by Sound Revolution of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Sound Revolution is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Sound Revolution Documents when executed and delivered by Sound Revolution as contemplated by this Agreement will be, duly executed and delivered by Sound Revolution and this Agreement is, and the other Sound Revolution Documents when executed and delivered by Sound Revolution, as contemplated hereby will be, valid and binding obligations of Sound Revolution enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

c) as limited by public policy.

4. The Sound Revolution common shares to be issued upon the Merger Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5. No representation or warranty by Sound Revolution in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to On4 pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. Sound Revolution has 30,258,478 shares of common stock outstanding and no outstanding derivative securities other than the Note and no issued or outstanding preferred shares.

7. Compliance

a) To the best knowledge of Sound Revolution, Sound Revolution is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Sound Revolution;

b) To the best knowledge of Sound Revolution, Sound Revolution is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Sound Revolution Material Adverse Effect;

c) Sound Revolution has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Sound Revolution, threatened, and none of them will be adversely affected by the consummation of the Merger; and

d) Sound Revolution has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Sound Revolution has not received any notice of any violation thereof, nor is Sound Revolution aware of any valid basis therefore.

Representations and Warranties of On4:
On4 represents and warrants to Sound Revolution that:

1. On4 is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  On4 is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which On4 owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of On4 taken as a whole.

2. To the best knowledge of On4, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting On4 or which involves any of the business, or the properties or assets of On4 that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of On4 taken as a whole (an “On4 Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such an On4 Material Adverse Effect.

3. On4 has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “On4 Documents”) to be signed by On4 and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the On4 Documents by On4 and the consummation by On4 of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of On4 is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other On4 Documents when executed and delivered by On4 as contemplated by this Agreement will be, duly executed and delivered by On4 and this Agreement is, and the other On4 Documents when executed and delivered by On4, as contemplated hereby will be, valid and binding obligations of On4 enforceable in accordance with their respective terms, except:

a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

c) as limited by public policy.

4. No representation or warranty by On4 in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Sound Revolution pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Merger, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of On4 or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to On4 or any of its subsidiaries, or any of their respective material property or assets.

6. On4 acknowledges that any Sound Revolution securities issued in any financings contemplated in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

7.    Compliance

a) To the best knowledge of On4, On4 is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of On4;

b) To the best knowledge of On4, On4 is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a On4 Material Adverse Effect, other than a lawsuit with Datatrail, the details of which have been provided to Sound Revolution;

c) On4 has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of On4, threatened, and none of them will be adversely affected by the consummation of the Merger; and

d) On4 has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  On4 has not received any notice of any violation thereof, nor is On4 aware of any valid basis therefore.

8.    PetsMobility Inc., a Delaware corporation, is a wholly owned subsidiary of On 4.

9.    On4 Communications Inc., incorporated under the Canadian Business Corporations Act, shall not own any shares of On4 as of the Merger Closing.

10.    The financial statements of On4 provided to Sound Revolution for the year ended October 31, 2007 and the period ended July 31, 2008 are true an accurate in describing the financial condition of On4 and its subsidiaries.

Mutual Covenants:
1. The representations and warranties of both parties set forth in this Agreement will be true, correct and complete in all respects as of the Merger Closing, as though made on and as of the Merger Closing.

2. All information regarding the business of On4 including, without limitation, financial information that On4 provides to Sound Revolution during Sound Revolution’s due diligence investigation of On4 will be kept in strict confidence by Sound Revolution and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Sound Revolution or disclosed to any third party (other than Sound Revolution’s professional accounting and legal advisors) without the prior written consent of On4.  If the Merger contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from On4, Sound Revolution will immediately return to On4 (or as directed by On4) any information received regarding On4’s business.  Likewise, all information regarding the business of Sound Revolution including, without limitation, financial information that Sound Revolution provides to On4 during its due diligence investigation of Sound Revolution will be kept in strict confidence by On4 and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by On4 or disclosed to any third party (other than On4’s professional accounting and legal advisors) without Sound Revolution’s prior written consent.  If the Merger contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Sound Revolution, On4 will immediately return to Sound Revolution (or as directed by Sound Revolution) any information received regarding Sound Revolution’s business.

3. Between the date of this Agreement and the Merger Closing, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Currency	All references to currency in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

Jurisdiction	The parties agree to attorn to the non-exclusive jurisdiction of the Province of British Columbia regarding this Agreement.

Accepted and agreed this 12th day of March, 2009.

Sound Revolution Inc.

Per: /s/ Penny Green Penny Green, CEO	/s/ Penny Green Penny Green, in her personal capacity

On4 Communications, Inc.

Per: /s/ Cameron Robb
      Cameron Robb
      Title: CEO

On4 Shareholders agreeing to vote in favour of the Merger:

Name                                            # of Shares Owned                    Percentage

Cameron Robb
______________________
Per:

Gordon Jessop
______________________
Per:

______________________                 _______________                __________

______________________                 _______________                __________

______________________                 _______________                __________

Sound Revolution Shareholders agreeing to vote in favour of the Merger:

Name                                            # of Shares Owned                  Percentage

/s/ Penny Green                                  43,208                              16.7%
Penny Green

Bacchus Entertainment Ltd.                    142,858                               55.2%

/s/ Penny Green
Per: Penny Green, President

EXHIBIT A

These securities have not been registered under the Securities Act of 1933 (the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

Sound Revolution Inc.

Private Placement
Offering Terms

Issuer	Sound Revolution Inc., a Delaware corporation (the “Company”, “we”, “our”)

Offering
We intend to raise a minimum of US$400,000 and a maximum of US$750,000 through the sale of units at US$0.15 per Unit, each Unit consisting of one share of our common stock (the “Shares”) and one half common stock purchase warrant (the “Warrants”).

We intend to sell Units only to investors who are “accredited investors” as defined by Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (for U.S. investors) and Section 2.4 of National Instrument 45-106 (for Canadian investors), or to Canadian investors who purchase at least CDN$150,000.  We reserve the right to reject any subscription, in whole or in part, or to allot to any prospective investor less than the number of Units subscribed for by such prospective investor.  This offering is subject to withdrawal, cancellation or modification without notice.

The minimum subscription amount per investor is $5,000.

Warrants
Each Warrant when exercised entitles the holder to purchase one share of the Company’s common stock at US$1.00 per share for 12 months after issuance.

The Company will have the right to accelerate the exercise of the options via a press release notice should the share price of our common stock exceed US$1.15 for seven consecutive trading days.

Use of Proceeds
We intend to use the proceeds of the subscription funds to meet the conditions we must complete prior to our merger with On4 Communications, Inc. We have promised that prior to the merger, we will forward a bridge loan to On4 in the amount of at least $250,000, and we have agreed to repay shareholder debts in the amount of $150,000 prior to the merger.  We have agreed that upon the merger being effective, all of our existing operations and debt will be vended out through our existing operating wholly owned subsidiary, Charity Tunes Inc.   This offering is subject to an offering minimum of US$400,000, and therefore if we do not raise a minimum of US$400,000 within 60 days, we will refund your subscription amount to you.  We will not hold the proceeds of this offering in escrow pending the completion of the merger.

Closing
The closing of the transactions contemplated by this Agreement (the “Closing”) will take place once the Company has received subscriptions for a total amount of a minimum of US$400,000.  Upon closing, we will cause to be delivered to purchasers, whose Subscription Agreements and funds we have accepted, the Share and Warrant certificates representing the investment that has been made.

Resale
The securities offered hereby are subject to stringent limitations on their resale or transfer by an investor.  Persons who purchase Units pursuant to this offering will not have the benefit of a review of the material by any securities commission or other regulatory authority.  Sales of the Units will only be made in accordance with exemptions from registration and prospectus requirements under applicable securities legislation.

Registration
Investors are granted registration rights covering the resale of the Shares and the shares issuable upon exercise of the Warrants, whereby we are obligated to use our best efforts to register the resale of the Shares and the shares issuable upon exercise of the Warrants by filing a registration statement with the SEC under the United States Securities Act of 1933 within 60 days of closing.

Dilution	As of the start of this offering we have 33,258,478 shares of common stock outstanding.

Business
We were incorporated in Delaware on June 4, 2001.  To date, we have generated nominal revenues.  We have entered into a Merger Agreement Term Sheet with On4 Communications, Inc., an Arizona company (“On4”), which is subject to the closing of the financing contemplated by this term sheet.  The Merger Agreement Term Sheet also contemplates a second financing that, when combined with this First Financing, shall not exceed $1,500,000 on substantially similar terms, except that proceeds will be held in trust until the closing of the merger.

On4 manufactures industry-leading two-way communication devices that track people, pets, assets, inventory or just about anything else that is of importance to our customers. Incorporating both proprietary and non-proprietary hardware, On4™ Code Division Multiple Access (CDMA) based devices are harmonized with some of the most sophisticated Location Based Service (LBS) tracking software available on the market today, enabling On4 to provide seamless, integrated end-to-end tracking solutions for you, our customer.

On4 can provide either hardware-only or fully integrated custom solutions, depending on end-user requirements. On4 specializes in the integration of proprietary and non-proprietary hardware and wireless carrier platforms with non-competing vertical partners to access lucrative consumer-based niche markets.

We face all of the risks inherent in a new business.  In addition, we cannot provide historical information and financial data about our planned operations upon which a prospective investor can make an informed judgment as to our future prospects.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We have limited financial resources, no revenues and can give you no assurance that additional funding will be available to us for development of our projects.  The only significant source of funds presently available to us is the sale of our equity capital.  There can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favorable.  Failure to obtain such additional financing could result in delay or indefinite postponement of the development of our projects.

EXHIBIT B

These securities have not been registered under the Securities Act of 1933 (the "US Securities Act") and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

Sound Revolution Inc.

Private Placement
Offering Terms

Issuer	Sound Revolution Inc., a Delaware corporation (the “Company”, “we”, “our”)

Offering
We intend to raise a maximum of US$1,500,000 through the sale of units at US$0.15 per Unit each Unit consisting of one share of our common stock (the “Shares”) and one half common stock purchase warrant (the “Warrants”).

We intend to sell Units only to investors who are “accredited investors” as defined by Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (for U.S. investors) and Section 2.4 of National Instrument 45-106 (for Canadian investors), or to Canadian investors who purchase at least CDN$150,000.  We reserve the right to reject any subscription, in whole or in part, or to allot to any prospective investor less than the number of Units subscribed for by such prospective investor.  This offering is subject to withdrawal, cancellation or modification without notice.

The minimum subscription amount per investor is $5,000.

Warrants
Each Warrant when exercised entitles the holder to purchase one share of the Company’s common stock at US$1.00 per share for 12 months after issuance.

The Company will have the right to accelerate the exercise of the options via a press release notice should the share price of our common stock exceed US$1.15 for seven consecutive trading days.

Use of Proceeds
We intend to use the proceeds of the subscription funds on developing On4 Communications, Inc.’s (“On4”) business plan, products and corporate brand.  We will hold the proceeds in trust until our merger with On4 is completed. If our merger agreement with On4 does not complete and is terminated, we will return your investment.

Closing
The closing of the transactions contemplated by this Agreement (the “Closing”) will take place once we have closed the merger with On4.  All funds provided to us in connection with this offering will be held in trust until the closing of the merger with On4.  Upon closing, we will cause to be delivered to purchasers, who’s Subscription Agreements and funds we have accepted, the Share and Warrant certificates representing the investment that has been made.

Resale
The securities offered hereby are subject to stringent limitations on their resale or transfer by an investor.  Persons who purchase Units pursuant to this offering will not have the benefit of a review of the material by any securities commission or other regulatory authority.  Sales of the Units will only be made in accordance with exemptions from registration and prospectus requirements under applicable securities legislation.

Registration
Investors are granted registration rights covering the resale of the Shares and the shares issuable upon exercise of the Warrants, whereby we are obligated to use our best efforts to register the resale of the Shares and the shares issuable upon exercise of the Warrants by filing a registration statement with the SEC under the United States Securities Act of 1933 within 30 days of closing of the merger.

Business
We were incorporated in Delaware on June 4, 2001.  To date, we have generated nominal revenues.  We have entered into a Merger Agreement Term Sheet with On4 Communications, Inc., an Arizona company (“On4”).  The closing of this financing is subject to the closing of the merger with On4.

On4 manufactures industry-leading two-way communication devices that track people, pets, assets, inventory or just about anything else that is of importance to its customers. Incorporating both proprietary and non-proprietary hardware, On4 Code Division Multiple Access (CDMA) based devices are harmonized with some of the most sophisticated Location Based Service (LBS) tracking software available on the market today, enabling On4 to provide seamless, integrated end-to-end tracking solutions for On4’s customers.

On4 can provide either hardware-only or fully integrated custom solutions, depending on end-user requirements. On4 specializes in the integration of proprietary and non-proprietary hardware and wireless carrier platforms with non-competing vertical partners to access lucrative consumer-based niche markets.

We face all of the risks inherent in a new business.  In addition, we cannot provide historical information and financial data about our planned operations upon which a prospective investor can make an informed judgment as to our future prospects.  The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or “start-up” venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

We have limited financial resources, no revenues and can give you no assurance that additional funding will be available to us for development of our projects.  The only significant source of funds presently available to us is the sale of our equity capital.  There can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favorable.  Failure to obtain such additional financing could result in delay or indefinite postponement of the development of our projects.